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          [LIEDEKERKE WOLTERS WAELBROECK & KIRKPATRICK LETTERHEAD]



                                                 April 2, 1998




                              CONSENT OF COUNSEL


        The undersigned hereby consents to the reference to the firm
Liedekerke Wolters Waelbroeck & Kirkpatrick under the captions "Enforceability of Civil Liabilities Under U.S. Federal Securities Laws" and "Legal Matters" in the Registration Statement on Form F-4 filed with the Securities and Exchange Commission by PetroFina, with the understanding that the matters regarding Belgian law passed by the firm of Liedekerke Wolters Waelbroeck & Kirkpatrick are the following sections of Form F-4:

- "Incorporation in Belgium; Difference in Shareholders' Rights between United States and Belgian Corporations" as far as the Parent is concerned;

-       "Belgian Income Tax Consequences of the Merger";

-       "Summary of Certain Provisions of the Articles and Other Matters";

-       "Exchange Controls and Other Provisions Related to Non-Belgian
        Stockholders";

-       "Restrictions on Share Transfers" as far as the Parent is concerned;

- "Action by Written Consent of Stockholders" as far as the Parent is concerned;

- "Amendment of Organizational Documents" as far as the Parent is concerned;

-       "Business Combinations" as far as the Parent is concerned;

-       "Appraisal Rights" as far as the Parent is concerned;

- "Preemptive Rights and Preferential Subscription Rights" as far as the Parent is concerned;

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-       "Indemnification" as far as the Parent is concerned;

- "Limitation of Personal Liability of Directors" as far as the Parent is concerned;

-       "Classified Board of Directors" as far as the Parent is concerned;

-       "Cumulative Voting for Directors" as far as the Parent is concerned;

-       "Removal of Directors" as far as the Parent is concerned;

- "Newly created Directorships and Vacancies" as far as the Parent is concerned;

-       "Shareholder Derivative Actions" as far as the Parent is concerned;

-       "Rights Agreement" as far as the Parent is concerned.



                           /s/ Marc van der Haegen
                             Marc van der Haegen
                 Liedekerke Wolters Waelbroeck & Kirkpatrick